Exhibit 16.1

[LETTERHEAD OF WONG JOHNSON & ASSOCIATES, APC]

December 15, 2004

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read and agree with the representations in Item 4.01 of Form 8-K dated December 15, 2004, of Methaphor Corp. (formerly known as ABCI Holdings, Inc., a Delaware corporation) relating to Wong Johnson & Associates, a Professional Corporation.

Yours very truly,

/s/Wong Johnson & Associates

Wong Johnson & Associates,
A Professional Corporation
Temecula, California